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                                  EXHIBIT 11
                   WELLS FARGO & COMPANY AND SUBSIDIARIES
                  COMPUTATION OF EARNINGS PER COMMON SHARE

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                                                                     Quarter
                                                              ended March 31,
                                                             ---------------
(in millions)                                                 1998      1997
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
EARNINGS PER COMMON SHARE
   Net income                                                $ 315     $ 339
   Less preferred dividends                                      4        10
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      Net income for calculating
        earnings per common share                            $ 311     $ 329
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   Average common shares outstanding                          85.8      90.8
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EARNINGS PER COMMON SHARE                                    $3.62     $3.62
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DILUTED EARNINGS PER COMMON SHARE
   Net income                                                $ 315     $ 339
   Less preferred dividends                                      4        10
                                                             -----     -----
      Net income for calculating
        diluted earnings per common share                    $ 311     $ 329
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   Average common shares outstanding                          85.8      90.8
   Add exercise of options, warrants and
      share rights, reduced by the number
      of shares that could have been
      purchased with the proceeds from
      such exercise                                             .8       1.1
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   Diluted average common shares outstanding                  86.6      91.9
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DILUTED EARNINGS PER COMMON SHARE                            $3.58     $3.58
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